UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2026, Wellgistics, LLC (“Wellgistics”), a wholly owned subsidiary of Wellgistics Health, Inc. (the “Company”), entered into an Acknowledgment of Indebtedness, Forbearance and Repayment Agreement (the “Forbearance Agreement”) with Marco Capital, Inc. (“MCI”). The Company, together with certain members of management, also entered into the Forbearance Agreement for purposes of reaffirming certain guaranty and related obligations.

Under the Forbearance Agreement, Wellgistics acknowledged approximately $1.77 million in outstanding obligations owed to MCI under that certain Loan and Security Agreement, dated November 22, 2024, between Wellgistics and MCI. Pursuant to the Forbearance Agreement, MCI agreed to temporarily forbear from exercising certain rights and remedies arising under the existing loan documents through June 15, 2026, subject to the terms and conditions set forth therein.

The Forbearance Agreement provides for bi-weekly payments of $50,000 beginning May 5, 2026. In addition, the agreement provides that a portion of net proceeds received from future financing transactions by the Company or its affiliates during the forbearance period may be required to be applied toward repayment of the outstanding obligations, subject to specified percentage thresholds set forth in the agreement.

The outstanding obligations accrue interest at a rate equal to Term SOFR plus 11.5% per annum beginning May 5, 2026.

The Forbearance Agreement also contains customary acknowledgments, representations and warranties, reaffirmations of existing guaranties, covenants, events of default and reservation of rights provisions customary for agreements of this nature.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
10.1	Acknowledgement of Indebtedness, Forbearance and Repayment Agreement dated as of May 1, 2026, by and among Marco Capital, Inc., Wellgistics, LLC, Wellgistics Health, Inc., Prashant Patel and Eric Sherb
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President